                                  EXHIBIT 10.16

                        SETTLEMENT AGREEMENT AND RELEASE

                                     BETWEEN

                           THEHEALTHCHANNEL.COM, INC.

                                       AND

                                 MICHAEL GRANDON

                              DATED AUGUST 31, 2000

                        SETTLEMENT AGREEMENT AND RELEASE


               This SETTLEMENT AGREEMENT AND RELEASE ("Agreement") is made and entered into between BioLogix International, Ltd. ("BioLogix"), Donald J. Shea, Thomas P. Lonergan, Balazs Imre Bodai, Jeffery H. Berg and Joseph Song, thehealthchannel.com, Inc. ("THCL") and Michael Grandon ("Grandon") as of August 31, 2000 (the "Effective Date"). BioLogix, THCL and the Board Members (as defined herein) and Grandon, are sometimes referred to herein singularly as "Party" or collectively as "Parties".

                                    RECITALS
               A. BioLogix is a corporation duly organized and validly existing under the laws of the State of Delaware which conducts business in California. Donald J. Shea, Thomas P Lonergan, Balazs Imre Bodai, Jeffery H. Berg and Joseph Song are each directors of and are collectively all the directors of BioLogix and THCL, respectively as of the date of this Agreement (collectively, the "Board Members" or individually, a "Board Member").

               B. THCL, formerly known as Innovative Tracking Solutions, Inc., is a corporation duly organized and validly existing under the laws of the State of Delaware.

               C. Grandon is an individual residing in Marin County, California.

               D. On or about July 30, 1999, a majority of the shareholders of BioLogix common stock voted in favor of BioLogix entering into a transaction with THCL whereby THCL purchased the internet-related assets of BioLogix in exchange for substantially all the common stock of THCL. In such transaction, THCL did not acquire the medical devices, medical patents, computer-related audio or certain other assets of BioLogix.

               E. A dispute has arisen between the Parties concerning, among other things, the actions and conduct of Grandon as an officer and director of BioLogix, Grandon's ownership of shares of common stock in BioLogix, the conversion of such shares into shares of THCL common stock, and Grandon's claims against BioLogix and THCL.

               F. On October 22, 1999, BioLogix filed an action in the Superior Court of the State of California in and for the County of San Francisco entitled BIOLOGIX INTERNATIONAL, LTD. V. GRANDON AND DOES 1-100, Case No. 307364 (the "BioLogix Action").

               G. On November 1, 1999, BioLogix filed an Ex Parte Application for an order to show cause re preliminary injunction and temporary restraining order, and declarations of Donald Shea, Albert Bedecarre, and Lawrence Cron in support thereof (collectively, the "Ex Parte Application").

               H. On or about December 6, 1999, Grandon filed a verified cross-complaint for breach of contract and declaratory relief against BioLogix and THCL and Does 1-50 in the BioLogix Action ("Cross-complaint").

               I. On December 10, 1999 the Court in the BioLogix Action filed an Order granting BioLogix's motion for preliminary injunction ("Order"), and on December 21, 1999, the Court entered an amended order on BioLogix's motion for preliminary injunction ("Amended Order").


               For good and valuable considerations the receipt and sufficiency of which is hereby acknowledged, the Parties hereto covenant and agree as follows:

                      1. GRANDON BIOLOGIX SHARES. As of August 4, 1999, Grandon claims that BioLogix had validly issued and authorized to be issued a total of five million, one hundred two thousand, eight hundred thirty four (5,102,834) shares of BioLogix common stock to Grandon (collectively, the "Grandon BioLogix Shares").

                      2. CONVERSION OF GRANDON'S BIOLOGIX SHARES TO THCL SHARES. By this Agreement, Grandon hereby tenders for conversion and within five
(5) days of the Effective Date, BioLogix and THCL, jointly and severally, agree to convert or cause to be converted up to two million two hundred thousand (2,200,000) shares of the total Grandon BioLogix Shares to THCL Stock (the "Exchanged Shares"). Within five (5) days of the Effective Date, BioLogix and THCL agree to deliver the Exchanged Shares to Grandon by deposit into an escrow account as defined in Section 2(e) of this Agreement. One million (1,000,000) of the Exchanged Shares shall be released to Grandon upon delivery to the Escrow Account subject to the restrictions of Section 2(c), (d) and (e) herein. In the event the Weighted Average Trading Price (as defined herein) of THCL stock during any twenty (20) day trading period meets the criteria below within 36 months of the Effective Date of this Agreement, BioLogix and THCL agree to release additional Exchanged Shares to Grandon from the Escrow Account, subject to the restrictions of Section 2(c), (d) and (e) herein, according to the following schedule: (1) five hundred thousand (500,000) of the Exchanged Shares if the Weighted Average Trading Price is $0.75; (2) an additional five hundred thousand (500,000) of the Exchanged Shares if the Weighted Average Trading Price is $1.25; and (3) an additional two hundred thousand (200,000) of the Exchanged Shares if the Weighted Average Trading Price is $2.00. The Weighted Average Trading Prices of $0.75, $1.25 and $2.00 are collectively referred as the "Required Prices."

                             (a) The Weighted Average Trading Price shall mean
the aggregate number of shares traded each day times the closing price on that day during 20 trading days (the "Numerator"); the Numerator shall then be divided by the 20 trading days to determine the Weighted Average Trading Price.

                             (b) The Board of Directors of THCL has authorized
a reverse stock split of 1 for 3 for each share of THCL stock. In the event of any reverse stock split of THCL shares, the number of Exchanged Shares delivered to Grandon and all other share amounts herein shall be reduced in accordance with the stock split on all issued shares of THCL. However, the Required Prices shall increase by fifty percent (50%) of the aggregate reverse stock split. For example, in the event of a 1 for 3 reverse stock split by THCL, the Required Prices would be increased by one hundred fifty percent (150%).

                             (c) The Exchanged Shares issued to Grandon pursuant
to this Agreement shall be unregistered common stock of THCL bearing a restrictive legend regarding the sale or transfer of said shares and may be sold only pursuant to Rule 144 or Rule 144A of the Securities Act of 1933, as amended (collectively, "Rule 144"), subject to Section 2(d) below. It is hereby acknowledged that consideration is being paid for the Exchanged Shares upon execution of this Agreement. Subject to Sections 2(d) and (e) below, the Exchanged Shares may be sold pursuant to the provisions of and in accordance with Rule 144 and THCL represents and covenants that it and its employees, agents, and attorneys shall cooperate with Grandon so that all restrictive legends shall be removed from such Exchanged Shares and such Exchanged Shares may be sold, in part or in whole, pursuant to Rule 144. The Rule 144 holding period for purposes of the Exchanged Shares shall be deemed to have commenced as of the Effective Date.

                             (d) THCL agrees to register twenty percent (20%) of
Exchanged Shares issued to Grandon in the SB-2 Registration Statement to be filed by THCL with the Securities and Exchange Commission and which shall be "freely trading" securities upon the effective date of said SB-2 Registration Statement (the "Registered Shares"). The Exchanged Shares to be registered by THCL under this paragraph shall be pro rata in accordance with the number of Exchanged Shares released to Grandon in each tranche under this Section (i.e. 20% of the 1,000,000 shares initially released to Grandon, 20% of the 500,000 shares if the Weighted Average Trading Price is $0.75, 20% of the 500,000 shares if the Weighted Average Trading Price is $1.25 and 20% of the 200,000 shares if the Weighted Average Trading Price is $2.00.)

                             (e) THCL shall deposit all the THCL Exchanged
Shares into account No. 284-16669 at Merrill Lynch Fenner & Pierce at its Sacramento office ("Merrill Lynch") ("Escrow Account"). Jeff Kornoelje will act as the account representative of the Escrow Account. The escrow agent of the Escrow Account ("Escrow Agent") shall be Merrill Lynch and shall hold the sole authorization to sell, transfer or otherwise dispose of the Exchanged Shares upon Grandon's instruction in accordance with the terms of is Agreement. The Escrow Account shall be administered by the Escrow Agent in accordance with the Escrow Agreement enter into by Grandon and THCL of even date and attached hereto as Exhibit "A" to this Agreement. The Escrow Agreement shall provide that THCL or its counsel will receive a duplicate copy of the monthly account statements on the Escrow Account. The Escrow Agreement shall further provide the Exchanged Shares deposited into the Escrow Account shall be transferred only through market sales of the shares and shall not be transferred to any other account through means other than a market sale of the shares.

               The Escrow Agent shall comply with Grandon's instructions, so long as no more than ten thousand (10,000) shares in total are sold, transferred, or otherwise disposed of, on any public market within any one twenty-four hour trading day (the "Limitation"). Such Limitation shall be non-cumulative. Grandon also agrees to file any documentation required by the Securities and Exchange Commission ("SEC") regarding any sale of the Registered Shares and will provide THCL with copies of such documentation.

                             (f) Promptly on or after the Effective Date,
Grandon shall identify the brokerage accounts of Grandon from which the 2,200,000 shares of BioLogix common stock, in total or in part, are to be converted to the Exchanged Shares. To the extent that any amount of BioLogix common stock held in such identified brokerage accounts or the stock certificates submitted for conversion exceeds the 2,200,000 shares of BioLogix common stock to be converted to Exchanged Shares, new stock certificates shall be issued by BioLogix for any such balance and returned to the originating account.

                             (g) The remaining two million nine hundred two
thousand eight hundred thirty four (2,902,834) shares of the Grandon BioLogix Shares (collectively, "Remaining Grandon Shares") shall be reissued or returned to Grandon or, to the extent such Grandon BioLogix Shares are held in personal accounts held in Grandon's name, or for the benefit or under the control of Grandon, such Grandon BioLogix Shares shall be released from any restriction, other than that imposed by the securities laws, rules, or regulations, imposed on Grandon precluding him from the sale, transfer or hypothecation of such Remaining Grandon Shares. BioLogix and the Board Members have not verified whether and do not warrant such Remaining Grandon Shares are validly issued or authorized. The Parties also agree to cooperate to issue or reissue such additional stock certificates to Grandon, or take such other action as may be necessary to effectuate and establish Grandon's ownership and voting rights on such remaining Grandon BioLogix Shares, to the extent such actions are consistent with applicable securities laws.

                             (h) Grandon agrees to transfer to Leslie Shill
("Shill") two hundred and twenty-five thousand (225,000) of the Exchanged Shares, of which twenty percent (20%) shall be Registered Shares received by Grandon under Section 2(d) of this Agreement, as a fee for serving as an intermediary during the negotiation of this Settlement Agreement. The Parties hereby acknowledge and agree that THCL shall have no further obligation to Shill whatsoever. Grandon shall use his reasonable best efforts to cause Shill to execute a release of any claim against BioLogix and THCL for compensation as a result of serving as an intermediary on negotiations between the Parties prior to the Effective Date, or if and only if Shill does not execute such a release, the Parties agree that Grandon shall indemnify BioLogix and THCL from any claim filed by Shill for compensation as a result of serving in such capacity. Leslie Shill will execute this Agreement acknowledging his agreement to release any claim against THCL and BioLogix relating to any claim for compensation in connection with the negotiation of this Agreement.

                             (i) Grandon shall provide notarized letters to
BioLogix and THCL for delivery to brokerage firms stating the following:
"Pursuant to the terms of the Settlement Agreement and Release between BioLogix International, Ltd. ("BioLogix"), thehealthchannel.com, Inc. ("THCL"), and myself, I withdraw my prior request to convert my 5,102,834 shares of BioLogix common stock to THCL common stock."

                             (j) Grandon expressly waives any and all right to
request the exchange of or to exchange any BioLogix shares owned or controlled by Grandon or held for the benefit of Grandon for THCL shares except as expressly set forth in this Agreement.

                      3. RESIGNATION OF CURRENT BIOLOGIX BOARD AND NOTICE OF THCL AND BIOLOGIX SHAREHOLDER MEETINGS.

                             (a) On of before the Effective Date each Board
Member agrees to convert 100% of the shares held by him in BioLogix into THCL shares and shall tender his resignation as a member of the BioLogix Board of Directors effective upon the Effective Date of this Agreement. The Board Members further agree to elect Grandon and the board of directors for the Entities (as defined below) as interim board members for BioLogix pending the election of the new board of Directors at the annual shareholders meeting of BioLogix. Each Board Member further consents to the termination of any other agency, employment, consulting or similar relationship between such Board Member and BioLogix. Grandon and BioLogix agree to indemnify and hold the Board Members harmless for any and all actions taken by Grandon or BioLogix after the Effective Date.

                             (b) Grandon agrees that he shall take no action,
directly or indirectly to oppose or obstruct: (1) the calling or scheduling of an Annual THCL Shareholder Meeting; and/or (2) the orderly conduct of such meeting. It is agreed that Grandon or Leslie Shill shall not attend any Annual Meeting of the THCL shareholders held within 12 months of the Effective Date of this Agreement; but may appoint a representative to do so. It is agreed that Grandon shall vote any of the Exchanged Shares to which he is entitled under this Agreement FOR any Proxy Statement of THCL at any Annual Meeting of THCL shareholders within 12 months of the Effective Date of this Agreement, as recommended by the THCL Board of Directors; provided that Grandon is entitled to proper notice and review of the Proxy Statement, Information Circular and/or all related proxy materials before any such meeting. It is agreed that any violation of the covenant set forth in this Section 3(b) shall result in the forfeiture of the Exchanged Shares. Leslie Shill will execute this Agreement acknowledging his agreement not to attend any Annual Meeting of THCL shareholders held within 12 months of the Effective Date of this Agreement.

                             (c) BioLogix and THCL, and each Board Member hereby
covenants to forbear from taking any action to oppose or obstruct: (1) the calling or scheduling of such Annual BGIX Shareholder Meeting; and/or (2) any proposal to elect or any election of Grandon or any other candidates for board members of BioLogix nominated by Grandon or his agents to the Board of Directors at such Annual BGIX Shareholder Meeting.

                             (d) Except as set forth in this Agreement, each
Board Member of BioLogix represents and covenants that he shall not take any material action on behalf of BioLogix until his resignation from the Board becomes effective. Grandon shall also agree that such BioLogix Shareholder Meeting shall be noticed and conducted no later than ninety (90) days from the Effective Date of this Agreement, or as soon thereafter as may be practicable.

                             (e) All corporate records of BioLogix, including,
but not limited to, any audit records, audit working papers and notes, stock records, list of shareholders, shall be returned to the New BioLogix Board, or their designee, within thirty (30) days of the Effective Date of this Agreement. Grandon and BioLogix agree that they shall cooperate in every way possible in assisting THCL in securing Reporting Company Approval, including, but not limited to producing documentation, providing affidavits and otherwise assisting in the response to any SEC concerns regarding the operations of BioLogix.

                      4. ENTITIES' STOCK. The Parties acknowledge and agree that, as of the Effective Date, MUSIX Corporation ("MUSIX"), The CyberSound Corporation ("CyberSound"), The Health Channel NetCasting Corporation ("NetCasting"), MedTel Corporation ("MedTel") and The Virtucare Corporation ("Virtucare") (collectively, the

"Entities"), collectively, claim to own or control at least 6,000,000 shares of BioLogix common stock which have been requested for coversion to common stock of THCL, but which as of the Effective Date have not been converted (collectively, the "Entities' BioLogix Stock"). The Parties further acknowledge and agree that, as of the Effective Date, MedTel claims to own one million (1,000,000) shares of THCL common stock (the "Entities' THCL Stock"). Nothing in this Section shall act as or constitute a representation or warranty by BioLogix, THCL or any of the Board Members regarding the validity, authority, legality or propriety of any the Entities or any of the transaction(s) allegedly entered into by BioLogix and any of the Entities or any BioLogix shares issued to any of the Entities.

                             (a) Grandon agrees that any pending request for
conversion of Entities' BioLogix Stock into THCL stock shall be and is hereby withdrawn, and no further request for conversion or conversion of any Entities' BioLogix Stock into THCL common stock shall be made in the future.

                             (b) Grandon, on behalf of the Entities, shall
provide notarized letters to BioLogix and THCL for delivery to brokerage firms stating the following: "Pursuant to the terms of the Settlement Agreement and Release between BioLogix International, Ltd. ("BioLogix"), thehealthchannel.com, Inc. ("THCL"), and myself, (insert name of each of the Entities) withdraws its prior request to convert shares of BioLogix common stock to THCL common stock."

                             (c) Grandon further agrees that MedTel's one
million (1,000,000) shares of THCL Stock shall be tendered to the transfer agent for THCL and BioLogix shall issue to MedTel one million (1,000,000) shares of BioLogix common stock in the form the shares were originally delivered by MedTel to THCL to reverse the prior exchange of the Entities' THCL Shares.

                             (d) The disposition of all the Entities' BioLogix
Stock, as well as the management and control of the Entities themselves, shall be determined by the New BioLogix Board.

                      5. DISTRIBUTION OF CERTAIN INTEREST IN MUSIX. As a member of the New BioLogix Board, Grandon agrees to propose a resolution to implement to shareholders of BioLogix a pro rata dividend consistent with the BioLogix announcement on September 8, 1998 ("MUSIX Dividend") by BioLogix.

                      6. OWNERSHIP OF THEHEALTHCHANNEL.COM ASSETS. The Parties agree and acknowledge that assets of the thehealthchannel.com Internet web site including, without limitation, all hardware, software, intellectual property, trade names, URLs, trademarks associated with the web site, including thehealthchannel.com, are owned and the personal property of THCL exclusively.

                      7. DISPOSITION OF PENDING ACTION. Within three (3) days of the Effective Date, Grandon shall dismiss or cause his counsel to dismiss the Cross-Complaint in the BioLogix Action with prejudice. Within three
(3) days of the Effective Date, BioLogix shall dismiss or cause its counsel to dismiss without prejudice its complaint against Grandon in the BioLogix Action.

                      8. COVENANT NOT TO SUE OR COOPERATION IN SUIT. BioLogix, THCL, and each of the Board Members, covenant not to sue and not to pursue litigation against Grandon for any causes and causes of action, liens, claims of lien, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims, and demands, whatsoever, at law or in equity, which they ever had, now have, or may claim to have prior to the Effective Date. BioLogix and each of the Board Members agree to forbear from assisting any other person or entity from initialing or pursuing a demand, claim or action against Grandon, the New BioLogix Board, or any of the Entities, except as may be ordered by a court or other governmental agency. Subject to the obligations in this Paragraph 8, nothing in this Agreement, including the release in Paragraph 9, shall preclude BioLogix, THCL or any Board Members from filing a cross-claim or cross-complaint against Grandon in any action filed by a third party arising from acts or omissions by Grandon during the period that Grandon was an officer and member of the Board of Directors of BioLogix.

                      9.     RELEASES AND WAIVERS.

                             (a) Subject to compliance with all the obligations
in this Agreement, Grandon, for himself, his representatives, employees, agents, successors and assigns, hereby releases, acquits, and forever discharges BioLogix and THCL, and each of them, and their respective agents, officers, directors, shareholders, corporations, entities, attorneys, employees, representatives, heirs, successors, and assigns, of and from all manner of action and actions, causes and causes of action, liens, claims of lien, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims, and demands, whatsoever, at law or in equity, which they ever had, now have, or may claim to have prior to the Effective Date.

                             (b) Subject to compliance with all the obligations
in this Agreement (including, but not limited to the right BioLogix, THCL and the Board Members to pursue Grandon in the event of a third party claim against them), each Board Member, on behalf of themselves, and their respective representatives, employees, agents, successors and assigns, hereby release, acquit, and forever discharge Grandon, and each of the Entities, and their respective agents, officers, directors, shareholders, corporations, entities, attorneys, employees, representatives, heirs, successors, and assigns, of and from all manner of action and actions, causes and causes of action, liens, claims of lien, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims, and demands, whatsoever, at law or in equity, which they ever had, now have, or may claim to have prior to the Effective Date, arising from or related to BioLogix, THCL, any of the Entities (including, but not limited to, any claim of ownership of any stock or security of any class or nature in any of the Entities).

                      10. CIVIL CODE SECTION 1542. Subject to the terms of this Agreement, the foregoing releases are intended to extend to all claims known or unknown, suspected or unsuspected, prior to the Effective Date, and Grandon and each Board Member hereto expressly waive all rights that Grandon may have under California Civil Code Section 1542, which provides as follows:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                      11. REPRESENTATIONS AND COVENANTS OF BIOLOGIX, THCL AND EACH BOARD MEMBER.

                             (a) No Further Issuance of BioLogix Stock.
BioLogix represents and warrants that, except for the BioLogix shares issued under the terms of this Agreement, no additional shares of common stock or any class of securities of BioLogix were authorized or issued from July 22, 1999 through the Effective Date. The Board Members further agree that they shall take no actions to issue or authorize any additional securities of BioLogix except as set forth herein.

                             (b) No disposition of the Entities' Stock. BioLogix
represents and warrants that, from July 22, 1999 through the Effective Date, except as set forth herein, there has been no action taken by BioLogix or any Board Member to modify the status of the Entities, the Entities' stock or the Entities' claimed ownership of BioLogix common stock, including, but not limited to, canceling, transferring or selling any stock of the Entities or the BioLogix common stock claimed to be owned by the Entities. BioLogix and each Board Member also covenants that it will not take any such action as described in the preceding sentence after the Effective Date. Nothing in this paragraph shall act as or constitute a representation or warranty by BioLogix, THCL or any of the Board Members regarding the validity, authority, legality or propriety of any the Entities or any of the transaction(s) allegedly entered into by BioLogix and any of the Entities or any BioLogix shares issued to any of the Entities.

                             (c) Purposes of Paragraph 3.  To the extent that
BioLogix, THCL, or any Board Member owns or controls, directly or indirectly, any common stock or class of securities of BioLogix, BioLogix, THCL and each Board Member represents and covenants, that it or he will not vote any such stock or securities, or take any other action to contravene or oppose the purposes and provisions of Paragraph 3 of this Agreement.

                             (d) BioLogix Stock Records. Upon execution of this
Agreement by Grandon, BioLogix and THCL agree to provide to Grandon a copy of BioLogix's most recent stock register or other similar documentation identifying all the holders of BioLogix stock or securities, the quantity and class of stock or securities held by such holder as of such date, respectively.

                      12. NONCOMPETITION, NONSOLICITATION AND TRADENAME RESTRICTIONS.

                             (a) Grandon agrees that he shall not be an officer,
director, control person, consultant, employee or act in any other capacity, directly or indirectly, with any company operating in the healthcare internet industry during the one year period of time following the Effective Date (the "Restrictive Period"); except in the market segments of Internet portals for medical research in acute care, biotechnology industry information exchange, the fitness industry, and Virtucare (as defined in the 1998 Acquisition Agreement of BioLogix and The VIRTUCARE Corporation). Grandon further agrees that during this one year period he shall not take any action in order to facilitate such a plan to compete. It is agreed that this noncompetition covenant is being created in connection with the sale of a portion of Grandon's interest in BioLogix (the Exchanged Shares which shall be converted in to THCL shares) and as a result, it is the intention of the parties that this noncompetition covenant shall be an enforceable covenant created in connection with the sale of an interest in a business.

                             (b) Grandon agrees that during the Restrictive
Period, Grandon shall not solicit any THCL employee or THCL shareholder, for the purpose of employment or investment in any business venture. Grandon further agrees that he shall not disparage the business reputation or plans of THCL in anyway, in any private or public form, directly or indirectly, during the Restrictive Period.

                             (c) Grandon, BioLogix and any entity affiliated
with or controlled by either of these parties shall not use any tradename confusingly similar to thehealthchannel.com. It is hereby agreed that upon the effective date Grandon shall change the name of The Health Channel NetCasting Corporation to another name not confusingly similar to the healthchannel.com and that Grandon shall be prohibited from utilizing the name The Health Channel NetCasting Corporation in perpetuity.

        It is hereby understood that the terms of this Section 12 are a material inducement to THCL and the Board Members to enter into this Agreement. In the event there is a breach of any covenant set forth in this Section 12, THCL shall be entitled to offset damages arising therefrom against any shares held in the escrow account and to secure an injunction prohibiting the continued breach of this Section 12.

                      13. THCL STOCK. THCL represents and warrants that all the common stock of THCL comprising such Exchanged Shares to be issued to Grandon pursuant to this Agreement is duly authorized and validly issued.

                      14. EACH SIDE TO BEAR OWN ATTORNEYS' FEES. Except as may be specified in this Agreement herein, each of the Parties hereto shall bear its respective costs and attorneys' fees incurred in the BioLogix Action, including, but not limited to, the Cross-Complaint, and nothing in this Agreement shall be construed or interpreted to require any Party, now or at any time hereafter, to pay any costs or attorneys' fees of any other Party related in any way to any claim related to the BioLogix Action.

                      15.    REQUEST FOR COURT ACTION.

                             (a) In addition, all parties to the BioLogix action
shall stipulate to request that the Court modify the Order and Amended Order re:
Preliminary Injunction issued against Grandon in order to effect the terms of this Agreement, including, allowing Grandon to convert up to 2.2 million of the Grandon Shares into THCL shares and the limitations upon trading such shares set forth in this Agreement.

                             (b) All parties to the BioLogix Action shall also
stipulate to request and submit supporting materials to request that the Court place the Complaint, Ex Parte Application, and any other pleadings which the parties may mutually agree, under seal, or take such other measures and actions to effectuate same.

                      16. FURTHER ACTION. The Parties hereto agree to cooperate, execute, and deliver any further agreement, documents or papers or take whatever action as may be reasonably required to accomplish any and all of the terms of this Agreement.

                      17. CONFIDENTIALITY. The Parties, their counsel and Leslie Shill shall hereinafter hold confidential and not disclose to any third party (except accountants, legal counsel, and their agents) the terms and conditions of this Agreement unless disclosure is required by a court or other governmental agency. The only disclosure or announcement made in connection with or in relation to this Agreement or the settlement reached by the Parties herein shall be in a joint press release in the form attached hereto as Exhibit B to this Agreement. It is hereby understood that the terms of this Section 17 are a material inducement to THCL and the Board Members to enter into this Agreement. In the event there is a breach of any covenant set forth in this Section 17, THCL shall be entitled to offset damages arising therefrom against any of the Exchanged Shares and to secure an injunction prohibiting the continued breach of this Section 17. Leslie Shill will execute this Agreement acknowledging his agreement to hold confidential and not to disclose to any third party the terms and conditions of this Agreement unless disclosure is required by a court or other governmental agency.

                      18. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the Parties hereto and their respective successors, assigns, and legal representatives.

                      19. NO ADMISSION. Each Party hereto acknowledges that this Agreement effects the settlement of claims which have been and are denied and contested, and nothing herein is intended to constitute an admission of liability by any Party hereto.

                      20. AUTHORITY. Each signatory hereto represents and warrants that he or she is authorized to enter to this Agreement on behalf of the indicated Party. Each Party hereto represents and warrants that it has not heretofore assigned or transferred any claim, demand, liability, or cause of action that is the subject of this Agreement.

                      21. FULL UNDERSTANDING. Each Party hereto acknowledges having read this Agreement and fully understands its provisions, and acknowledges that no other representation or promise has been made to induce said Party to enter into this Agreement.

                      22. NO RELIANCE. Except as expressly stated in this Agreement, none of the Parties has made any statement or representation to the others regarding any fact that is relied upon in entering into this Agreement. No Party to this Agreement relies upon any statement, representation, or promise of any other Party not contained herein in executing this Agreement or in making the settlement provided for herein.

                      23. REVIEW BY COUNSEL. Each Party has been represented by counsel and/or has had the opportunity to retain and/or seek advice from counsel.

                      24. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Parties hereto relating to the subject matter contained herein and supersedes all prior agreements and understandings between them with respect thereto. There are no agreements, representations, warranties, or statements, whether oral or in writing, with respect to the subject matter of this Agreement, except as expressly set forth herein.

                      25. GOVERNING LAW. This Agreement is made and entered into in the State of California and shall be interpreted and enforced under the laws of the State of California, without regard to its conflicts of laws and principles.

                      26. RULES OF CONSTRUCTION. This Agreement has been reviewed by counsel for each Party hereto and approved as to form and content. Accordingly, this Agreement shall be deemed to have been jointly drafted by each Party hereto for purposes of applying any rule of construction.

                      27. MODIFICATION. This Agreement may be amended or modified only by a writing signed by the Party against whom enforcement is sought.

                      28. COUNTERPARTS. This Agreement may be executed in counterparts all of which taken together shall constitute one agreement binding on all the Parties hereto. A facsimile signature on this Agreement shall have the same force and effect as an original signature.

                      29. INTERPRETATION. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. It is the intention of the Parties that if any such provision is held or determined to be illegal, invalid, or unenforceable, there will be added in lieu thereof a provision as similar to such provision as is possible to be legal, valid, and enforceable.

                      30. The Effective Date of this Agreement shall be the date upon which it is executed below by all Parties hereto.


               IN WITNESS WHEREOF, the Parties to this Agreement have caused this Agreement to be executed by the duly authorized representatives.


BIOLOGIX INTERNATIONAL, LTD.       MICHAEL GRANDON

By:     /s/ Tom Lonergan
   -----------------------------
                                   /s/ Michael Grandon
                                   ------------------------

        Tom Lonergan               Michael Grandon
--------------------------------
        [Print Name]
                                   Dated:  August 31, 2000
        Its:  C.O.O.

                                   Leslie Shill
Dated:  August 31, 2000
      ----------------------
THEHEALTHCHANNEL.COM, INC.         /s/ Leslie Shill
                                   ------------------------
                                   LESLIE SHILL
By:     /s/ Tom Lonergan
   ----------------------------
                                   Dated:  August 31, 2000
                                   ------------------------
        Tom Lonergan
  -----------------------------
        [Print Name]

        Its:  C.O.O.

Dated:  August 31, 2000
     --------------------------


/s/ Donald J. Shea
-------------------------------
Donald J. Shea


/s/ Thomas P. Lonergan
-------------------------------
Thomas P. Lonergan


/s/ Balazs Imre Bodai
-------------------------------
Balazs Imre Bodai



/s/ Jeffrey H. Berg
-------------------------------
Jefffrey H. Berg


/s/ Joseph Song
-------------------------------
Joseph Song

Approved as to form:                              Approved as to form:

/s/ Lawrence W. Horwitz                           /s/ Zesara C. Chan
------------------------------                    ----------------------------
Lawrence W. Horwitz                               Zesara C. Chan
Lawrence M. Cron                                  Attorney for Michael Grandon
Attorney for BioLogix International, Ltd.,
thehealthchannel.com, Inc. and Donald S.
Shea, Thomas D. Lonergan, Balazs Imre             Dated:   August 31, 2000
Bodai, Jeffery H. Berg and Joseph Song                  ----------------------

Dated:  August 31, 2000
      -------------------------